WHEN RECORDED AND/OR
FILED RETURN TO:

Peter O. Hansen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado  80203


                      DEED OF TRUST, SECURITY AGREEMENT,

                  ASSIGNMENT OF RENTS, PROFITS AND PROCEEDS,

                    FINANCING STATEMENT AND FIXTURE FILING


                                      from

                             FORELAND CORPORATION
                       (Taxpayer I.D. No. 87-0422812),
                        FORELAND REFINING CORPORATION
                        (Taxpayer I.D. No. 74-2881250)
                                      and
                           FORELAND ASSET CORPORATION
                        (Taxpayer I.D. No. 84-1469802),
                                   AS DEBTORS

                                       to

               FIRST AMERICAN TITLE COMPANY OF NEVADA, AS TRUSTEE

                         and to and for the benefit of

                   ENERGY INCOME FUND, L.P., AS SECURED PARTY
                         (Taxpayer I.D. No. 04-3309082)

                          Dated as of August 11, 1998


THIS INSTRUMENT SHALL BE GOVERNED BY THE PROVISIONS OF SECTIONS 106.300 THROUGH
106.400 OF THE NEVADA REVISED STATUTES.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

EXHIBIT "A" CONTAINS A LEGAL DESCRIPTION OF THE REAL ESTATE CONCERNED. DEBTORS HAVE AN INTEREST OF RECORD IN THE REAL ESTATE. SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BECOME FIXTURES RELATED TO THE REAL ESTATE.

THIS INSTRUMENT COVERS FIXTURES.

THIS INSTRUMENT IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDER IN EACH COUNTY WHERE THE REAL ESTATE IS LOCATED.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. A POWER OF SALE MAY ALLOW SECURED PARTY OR THE TRUSTEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION.

                                 DEED OF TRUST,



                              SECURITY AGREEMENT,



                   ASSIGNMENT OF RENTS, PROFITS AND PROCEEDS,



                              FINANCING STATEMENT



                               AND FIXTURE FILING



         This Deed of Trust, Security Agreement, Assignment of Rents, Profits and Proceeds, Financing Statement and Fixture Filing (this "Instrument"), dated as of August 11, 1998, is from FORELAND CORPORATION, a Nevada corporation ("Foreland Corp.") FORELAND REFINING CORPORATION, a Texas corporation ("Foreland Refining") and FORELAND ASSET CORPORATION, a Nevada corporation ("Foreland Asset") (Foreland Corp., Foreland Refining and Foreland Asset shall be referred to collectively as "Debtors"), all with an address of 12596 West Bayaud, Suite 300,

Lakewood, Colorado 80228, to FIRST AMERICAN TRUST COMPANY OF NEVADA, a Nevada corporation ("Trustee"), and to and for the benefit of ENERGY INCOME FUND, L.P., a Delaware limited partnership ("Secured Party"), with an address of 136 Dwight Road, Longmeadow, Massachusetts 01106.


                                   COLLATERAL

         All of the property described in paragraphs 1 through 6 below is herein collectively called the "Collateral":

         1. All right, title and interest of Debtors in and to all refining, fractionating, treatment, storage, marketing, purchase, sale, transportation, exchange, manufacturing and processing facilities and the property, interests and rights related thereto or used or held in connection therewith, including without limitation, the entire interest in and to
    (a) the crude oil refinery/asphalt manufacturing plant and related facilities located in part in the E/2 SE/4 of Section 24, T. 9 N., R. 56 E., M.D.M., County of Nye, State of Nevada, and sometimes referred to as the Eagle Springs Refinery, and (b) the crude oil and/or transmix refinery facility producing diesel fuel, residual fuel oil and/or gasoline and related facilities located in part on 63 acres within or adjacent to the Tonopah Airport, County of Nye, State of Nevada (collectively, the "Refinery Facilities"), and the accounts, inventory, goods, contract rights and general intangibles relating thereto or to the operation thereof; including without limitation, the following:

              (i) The entire estates in and to the leases and rights-of-way described in Exhibit "A" (collectively, the "Leases") and in and to the land described in Exhibit "A" or described in the Leases (collectively, the "Land"); together with all property, interests and rights of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created leases, licenses, subleases, sublicenses, permits, easements, rights-of-way, servitudes, franchises, grants, certificates, immunities and privileges and other rights to use the surface or subsurface of the Land or attributable to the Refining Facilities, arising in connection therewith or otherwise relating thereto or used or held in connection therewith, and any and all other right, title and interest of Debtors of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under or that covers, affects or otherwise relates to the Land, the Leases or the Refinery Facilities or to any of the estates, property, interests or rights described or referred to above or herein;

              (ii) The entire interests and rights created by the purchase, sales, transporting, refining and processing contracts and agreements described on Exhibit "B" attached hereto (collectively, the "Contracts"); together with all property, interests and rights of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created contracts and agreements relating to the refining, fractionating, treatment, storage, marketing, purchase, sale, transportation, exchange, manufacture or processing of oil, gas, natural gas, natural gas liquids, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and other liquid and gaseous hydrocarbons of whatever kind or character and in whatever form or phase, and all products, by-products and all other substances derived therefrom or the processing thereof (collectively, "Hydrocarbons"), covering, affecting or otherwise relating to the Refining Facilities or attributable thereto or arising in connection therewith or otherwise relating thereto or used or held in connection therewith or the operation thereof;

              (iii) The entire interests and rights in the units, toners, motors, pumps exchangers, heaters, drums, joints, tanks and tank farms, liners, power lines, water ponds and wells, fractionators, racks, generators, backhoes, buildings, telephones and communication systems, copiers, monitors, control processing units and computers, welders, laboratory equipment, tracks, trailers, tractors, wash systems, stills, columns, steppers, accumulators, boilers, skids, and other items of equipment and property described on Exhibit "C" attached hereto (collectively, the "Equipment"); together with all property, interests and rights of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under all facilities, buildings, structures, materials, supplies, equipment, fixtures, improvements and other property (including without limitation, all surface and subsurface machinery and all lines and pipelines, pipe, piping, line pipe and pipe connections, fittings, flanges, engagers, meters, valves, fittings, welds or interconnects, tanks and storage facilities and units, shipping facilities, terminals, buildings, control equipment, regulators, drips, meters and metering stations, pumps and pump equipment, cracking units and cracking equipment, fractionators and fractionator equipment, condensers and condenser equipment, scrubbers and scrubber equipment, chitters and chitter equipment, exchangers and exchanger equipment, accumulators and accumulator equipment, economizers and economizer equipment, stabilizers and stabilizer equipment, collectors and collector equipment, pumps, pumphouses and pumping stations, treaters and treating equipment, dehydrators and dehydration equipment, separators and separation equipment, and processors and processing equipment) now or hereafter located in, on, under, through or used or held for use in connection with the Refining Facilities or the operation thereof;

              (iv) The entire interests and rights created by the permits, licenses, orders, franchises, certificates, similar authorizations and related instruments and rights described on Exhibit "D" attached hereto (collectively, the "Permits") together with all property, interests and rights of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under all licenses, technology, franchises, servitudes, grants, secrets, inventions, designs, patents, trademarks, trade names, copyrights, permits, immunities and privileges attributable to the Refining Facilities, or arising or otherwise used or held in connection therewith or the operation thereof;

              (v) All of the accounts, contract rights and general intangibles now or hereafter arising in connection with the refining, fractionating, treatment, storage, marketing, purchase, sale, transportation, exchange, manufacturing and processing of Hydrocarbons in, on, under, through or by the Refining Facilities;

              (vi) All inventory and goods relating to or used or held for use in connection with the Refining Facilities, including without limitation, Hydrocarbons at any time on or in the Refining Facilities or in storage (whether in storage on or adjacent to the Land or other land wherever located);

              (vii) All water and water rights, timber, crops and mineral interests relating or pertaining to the Land or the Refining Facilities or used or held in connection therewith;

              (viii) All technical, scientific, engineering, accounting, legal and other data and information and all plans, specifications, tests, reports and studies relating or otherwise used or held in connection with the Refining Facilities, and all rights therein and thereto in the possession of Debtors or to which Debtors have access or have any rights therein concerning the estates, property, interests or rights described or referred to above or herein, and all magnetic media and computer data relating to the estates, property, interests or rights described or referred to above or herein; and

              (ix) All property, rights and interests (present and future, personal and real, tangible and intangible) of Debtors (whether now owned or hereafter acquired by operation of law or otherwise), or in which Debtors otherwise (whether now or hereafter) have any rights, located in, on, under, affixed, allocated or attributed to or obtained or used in connection with the Refining Facilities, including without limitation, all fixtures, accounts, goods, inventory, instruments, equipment, chattel paper, documents and general intangibles (as such terms are defined in the Uniform Commercial Code);

         2. All rights of Debtors to liens and security interests securing payment of proceeds from the sales from the estates, property, interests or rights described or referred to above or herein;

         3. All of Debtors' right, title and interest, whether now owned or hereafter acquired, in and to (a) that certain Escrow Agreement, dated as of January 6, 1998, among Foreland Corp. and Eagle Springs Production Limited-Liability Company, as Borrower, Secured Party, as Lender, and Peoples Bank, Holyoke, Massachusetts, as Escrow Agent, as amended and as may be amended from time to time, (b) all funds deposited and held by the Escrow Agent in the escrow account established pursuant to such Escrow Agreement, and (c) all distributions and proceeds therefrom and thereof;

         4. All renewals, extensions and restatements of, modifications, changes, amendments and supplements to, and substitutions for the estates, property, interests and rights described or referred to in paragraphs 1 through 3 above, and all additions and accessions thereto;

         5. All of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to the estates, property, interests and rights described or referred to in paragraphs 1 through 4 above; and

         6. All of the proceeds and products of the estates, property, interests and rights described or referred to in paragraphs 1 through 5 above, including without limitation, condemnation awards and the proceeds of any and all insurance policies (including title insurance policies as well as other types of insurance policies) covering all or any part of said estates, property, interests or rights and, to the extent they may constitute proceeds, instruments, accounts, securities, general intangibles, contract rights, goods, documents, money and inventory.


                                GRANTING CLAUSES

         In consideration of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Debtors, and the matters hereinafter set forth, Debtors hereby irrevocably:

         A. Real Property. Grant, bargain, sell, assign, transfer and convey to Trustee, with POWER OF SALE, for the benefit of Secured Party, that part of the Collateral that is real property (including any fixtures that are real property under applicable state law), subject to the assignment made under paragraph C below; TO HAVE AND TO HOLD all of the Collateral that is real property (including any fixtures that are real property under applicable state law), together with all of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or pertaining thereto, to Trustee and its successors and assigns, forever, IN TRUST, NEVERTHELESS, for the security and benefit of Secured Party and its successors and assigns, subject to all of the terms, conditions, covenants, agreements and trusts herein set forth;

         B. Personal Property. Grant to Secured Party a security interest in that part of the Collateral that is personal property (including any fixtures that are personal property under applicable state law); and

         C. Assignment of Rents. Absolutely assign, grant and transfer to Secured Party all of the rents, royalties, issues, profits and income ("Rents") relating, allocated or attributed to any of the Collateral or any other interest of Debtors (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under or that covers, affects or otherwise relates to the Refining Facilities or to any of the estates, property rights or other interests described or referred to above or herein, together with all of the proceeds, thereof and therefrom and payments in lieu thereof.



                                   ARTICLE I


                                  OBLIGATIONS


         Section 1.1 Obligations Secured. This Instrument is executed, acknowledged and delivered by Debtors to secure and enforce the following indebtedness, liabilities and obligations (the "Obligations"):

              A. Notes. All indebtedness (including principal, interest, fees and penalties), liabilities and obligations under or pursuant to the following described notes, and any renewals, extensions or restatements thereof, modifications, changes, amendments or supplements thereto and substitutions therefor (collectively, the "Notes"):

                   1. Refinancing Note, dated as of January 6, 1998, in the maximum principal amount of $680,000 made by Foreland Corp. and Eagle Springs Production Limited Liability Company ("Eagle Springs") and payable to the order of Secured Party on or before January 1, 2002, together with interest until maturity or default at the rate of 12% per annum (the "Standard Interest Rate"), and after maturity or default at the rate of 15% per annum (the "Default Rate"), as amended and supplemented by First Allonge to Refinancing Note, dated as of August 10, 1998, and executed by Foreland Corp., Eagle Springs, Foreland Refining, Foreland Asset, Foreland Asphalt Corporation, a Utah corporation ("Foreland Asphalt") and Petrosource Transportation, a Utah corporation ("Transportation") (collectively, the "Foreland Group"), which added Foreland Refining, Foreland Asset, Foreland Asphalt and Transportation as makers and obligors and decreased the principal amount to $674,279.34;

                   2. Acquisition Note, dated as of January 6, 1998, in the maximum principal amount of $2,327,000 made by Foreland Corp. and Eagle Springs and payable to the order of Secured Party on or before January 1, 2002, together with interest until maturity at the Standard Interest Rate, and after maturity or default at the Default Rate, as amended and supplemented by First Allonge to Acquisition Note, dated as of August 10, 1998, and executed by the Foreland Group, which added Foreland Refining, Foreland Asset, Foreland Asphalt and Transportation as makers and obligors and increased the principal amount to $9,050,000.00;

                   3. Development Note, dated as of January 6, 1998, in the maximum principal amount of $13,893,000 made by Foreland Corp. and Eagle Springs and payable to the order of Secured Party on or before January 1, 2002, together with interest until maturity or default at the Standard Interest Rate, and after maturity or default at the Default Rate, as amended and supplemented by First Allonge to Development Note, dated as of August 10, 1998 and executed by the Foreland Group, which added Foreland Refining, Foreland Asset, Foreland Asphalt and Transportation as makers and obligors and decreased the principal amount to $7,175,720.66;

              B. Loan Agreement. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to that certain Financing Agreement (the "Loan Agreement"), dated as of January 6, 1998, among Foreland Corp., Eagle Springs and Secured Party, as amended by First Amendment to Financing Agreement, dated as of August 10, 1998, among the Foreland Group and Secured Party, as amended and as may be amended from time to time;

              C. This Instrument. All indebtedness, liabilities and obligations of Debtors to Secured Party of whatever kind or character, now existing or hereafter created or arising under or pursuant to this Instrument, including, without limitation, those arising under or pursuant to the representations, warranties, covenants and indemnities contained herein and any and all amounts advanced to protect the liens and security interests herein granted and all reasonable attorneys fees, court costs, and expenses of whatever kind or character now existing or hereafter created or arising, incident thereto or to the collection of the indebtedness, liabilities and obligations hereby secured and enforcement of the liens and security interests herein granted and created;

              D. Other Obligations. All other indebtedness, liabilities and obligations of Debtors or the other members of the Foreland Group to Secured Party of whatever kind or character now existing or hereafter created or arising, whether fixed, absolute or contingent, direct or indirect, primary or secondary, joint, several or joint and several, due or to become due, and however evidenced whether by note, open account, overdraft, endorsement, surety agreement, guarantee or otherwise, it being contemplated that Debtors and the other members of the Foreland Group may hereafter become indebted to Secured Party in such further sum or sums; and

              E. Renewals, Extensions and Amendments. All indebtedness, liabilities and obligations of whatever kind or character, now existing or hereafter created or arising under or pursuant to all renewals, extensions and restatements of, modifications, changes, amendments and supplements to and substitutions for, all or any part of the foregoing.

         Section 1.2 Maximum Indebtedness Secured. This Instrument shall be governed by the provisions of Sections 106.300 through 106.400 of the Nevada Revised Statutes, as may be amended from time to time. Debtors, Secured Party and Trustee agree and acknowledge that Secured Party may elect to make additional advances under the terms of the Notes, the Loan Agreement or otherwise, and that any such future advances shall be subject to, and secured by, this Instrument. Should the Obligations decrease or increase pursuant to the terms of the Notes, the Loan Agreement or otherwise, at any time or from time to time, this Instrument shall retain its priority position of record until the termination of the Loan Agreement and until full, final and complete payment of all the Obligations. The aggregate unpaid principal amount of the Obligations outstanding at any particular time (after having given effect to all advances and all repayments made prior to such time) which is secured by the Collateral shall not aggregate in excess of One-Hundred Million Dollars ($100,000,000). Such amount does not in any way imply that Secured Party is obligated to make any future advances to Debtors at any time unless specifically so provided in the Loan Agreement or any other loan document.

         Section 1.3 Recourse. Except as otherwise provided herein, in no event shall Debtors have any personal liability for payment of principal and interest on the Notes. Secured Party shall look solely to the Collateral for the payment of such principal and interest and shall not seek a deficiency or other personal judgment against Debtors for such principal and interest in the event that any sale of the Collateral shall be insufficient to satisfy the Notes. Nothing herein contained shall, however, impair any right, remedy or security of Secured Party with respect to the Collateral under this Instrument, the Notes, the Loan Agreement or any other documents or instruments evidencing, securing or relating to the Obligations, nor limit Debtors' obligations to perform any of Debtors' other obligations under this Instrument, the Notes, the Loan Agreement or any other documents or instruments evidencing, securing or relating to the Obligations, including without limitation, Debtors' obligation to indemnify Secured Party as set forth herein and in the Loan Agreement. Notwithstanding the foregoing limitation of recourse, Debtors will remain fully liable for:

              A. Fraud, breach of trust, or any material misrepresentation by Debtors in this Instrument, the Notes, the Loan Agreement or any other documents or instruments evidencing, securing or relating to any of the Obligations;

              B. Waste of a material nature to any part of the Collateral caused by Debtors' gross negligence or willful and wanton neglect or abuse of the Collateral or, with respect to Collateral that is not operated by a member of the Foreland Group or an affiliated thereof, failure to exert reasonable control appropriate for an owner that is not also the operator;

              C. Failure to pay taxes, insurance, assessments, charges for labor or materials, or other charges, fees or assessments that can create or result in liens on any portion of the Collateral;

              D. Any breaches of warranty or defects of title to the Collateral;

              E. Any breach of a warranty or representation contained in this Instrument or any other instrument securing any of the Obligations, failure to perform any covenant or other agreement contained in this Instrument or any other instrument securing the Obligations, or any indemnity contained in this Instrument or any other instrument evidencing, securing or otherwise relating to any of the Obligations;

              F. Any attempt to communicate in any manner with the purchasers of Hydrocarbons or other products from the Collateral after the delivery to such purchasers of a notice directing payments to be made directly to Secured Party (as set forth in Section 3.1), in an attempt to hinder or interfere with the rights of Secured Party;

              G. The return of, or reimbursement for, all monies received by Debtors from the purchasers of production for monies attributable to production after receipt by any such purchaser of a notice directing payments to be made directly to Secured Party (as set forth in Section 3.1);

              H. Any attempt to hinder or interfere with the foreclosure of or other realization on, the Collateral (whether by judicial action, power of sale, trustee's sale or otherwise), including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, having the effect of hindering or delaying the exercise by Secured Party or Trustee of any right or remedy under this Instrument or any other instrument evidencing, securing or otherwise relating to any of the Obligations; and

              I. After an Event of Default (as hereinafter defined), Debtors shall fail or refuse to execute and deliver to Secured Party any instrument reasonably requested by Secured Party and prepared at Debtors' expense, which is necessary to fully vest title to the Collateral in Secured Party or the purchaser(s) of all or part of the Collateral pursuant to any sale as provided for in this Instrument or any other instrument securing any of the Obligations.

              Debtors shall be fully and personally liable for all attorneys' fees and costs and expenses incurred by Secured Party arising out of any of the foregoing paragraphs A through I.

              For purposes of this Section 1.3 only, the term "Collateral" shall mean the Collateral under this Instrument and all property rights and interests (present and future, personal and real, tangible and intangible) that now or hereafter constitute security for any of the Obligations under any documents or instruments, evidencing, securing or relating to the Obligations.
                                   ARTICLE II


                     WARRANTIES, REPRESENTATIONS, COVENANTS

                                AND INDEMNITIES


         Section 2.1 Representations and Warranties. Debtors warrant and represent as follows:

              A. Power and Authority. Debtors have the full power and authority to grant, bargain, sell, assign and convey the Collateral as provided herein.

              B. Title. Debtors are the lawful owners of the entire legal, equitable and beneficial title to the Collateral; and Debtors have good and marketable title to the Leases, free and clear of all burdens, charges, liens, security interests, encumbrances, agreements, contracts, assignments and other matters. The Leases are valid and subsisting and are in full force and effect. All rents and other amounts due and payable under the Leases, have been paid. All operations on the Leases and the Land have been in conformity with all applicable laws, rules, regulations and orders of all regulatory authorities having jurisdiction. Debtors warrant and will forever defend the title to the Collateral against the claims of all persons claiming or attempting to claim the same or any part thereof.

              C. Operations. The Collateral has been maintained, operated and developed in a good and workmanlike manner and in conformity in all material respects with all applicable laws, rules, regulations and orders of all federal, state, tribal and local governmental bodies, authorities and agencies and in conformity in all material respects with the provisions of all leases, licenses, subleases, sublicenses, permits, easements, rights-of-way, servitudes, franchises, grants, certificates and authorizations or other contracts and agreements comprising a part of the Collateral.

              D. Condition of Personal Property. The inventory, equipment, fixtures and other tangible personal property and fixtures forming a part of the Collateral (including, without limitation, the Equipment), are in good repair and condition and are adequate for the normal operation of the Collateral in accordance with prudent industry standards, and the Collateral includes all equipment necessary or advisable for the proper and efficient operation of the Refinery Facilities. All of such Collateral is located on the Land.

              E. Consents and Preferential Rights to Purchase. There are no preferential rights to purchase all or any portion of the Collateral, and there are no rights of third parties to consent to the transfer (including transfer upon foreclosure of the liens and security interests created by this Instrument or any transfer or deed-in-lieu thereof) of all or any portion of the Collateral, other than those that have been previously obtained.

              F. Contracts and Agreements. The Contracts include all operating agreements, equipment leases, production sales, purchase, exchange or processing agreements, transportation agreements, disposal agreements, and other contracts and agreements that cover, affect or otherwise relate to the Collateral or the Refinery Facilities or to operations thereon, or the refining, fractionating, treatment, marketing, purchase, sale, transportation, exchange, manufacturing or processing of Hydrocarbons. All of the Contracts are in full force and effect, Debtors and the Refining Facilities are in full compliance therewith and neither Debtors nor any predecessor in interest have been advised of any default thereunder.
    Debtors have not received prepayments for any Hydrocarbons which would be included in the Collateral. All Contracts under which Debtors are refining, fractionating, storing, marketing, purchasing, selling, transporting, exchanging, manufacturing, processing or otherwise dealing with Hydrocarbons in, on, under, through or by the Refining Facilities or in connection therewith or the operation thereof contain terms and provisions and are for contract terms that are customary in the industry.

              G. Permits. The Permits include all permits, licenses, orders, franchises, certificates and authorizations necessary or appropriate for the operation of the Refining Facilities in conformity with all laws, rules, regulation and orders of all federal, state, tribal and local governmental bodies, authorities and agencies and the rights of third parties. All of the Permits are in full force and effect, Debtors and the Refining Facilities are in full compliance therewith and neither Debtors nor any predecessor in interest have been advised of any violation thereof or default thereunder.

              H. Taxes. All ad valorem, property, production, severance, excise and similar taxes and assessments relating to the Collateral that have become due and payable have been properly and timely paid.

              I. Duly Qualified. Debtors are duly qualified to own, hold and operate all of the property, interest and rights included within the Collateral, and to conduct their business as contemplated and to otherwise operate the Refinery Facilities.

              J. Environmental. (1) The Collateral is, and, except as previously disclosed to Secured Party in writing, to the best of Debtors' knowledge, at all times has been, operated in compliance with all applicable Environmental Laws (as hereinafter defined); and, except as previously disclosed to Secured Party in writing, to the best of Debtors' knowledge, no condition exists with respect to the Collateral or other property owned or operated by Debtors or any affiliate of or party related to Debtors that would or could reasonably be expected to subject Debtors, any affiliate of or party related to Debtors, or Secured Party to any damages (including without limitation, actual, consequential, exemplary and punitive damages), material liability (absolute or contingent, determined or determinable), penalties, injunctive relief or cleanup costs under any applicable Environmental Laws, or that require or could reasonably be expected to require cleanup, removal, remedial action or other response by Debtors, any affiliate of or party related to Debtors, or Secured Party pursuant to any applicable Environmental Laws.

                   (2) Debtors have not received and, to the best of Debtors' knowledge, none of their affiliates have received, and none of Debtors' or their affiliates' or related parties' predecessors in title to the Collateral have received, any notice from a governmental agency asserting or alleging a violation of any Environmental Laws as they relate to the Collateral.

                   (3) There are no pending or threatened suits, actions, claims or proceedings against Debtors or their affiliates or related parties or, to the best of Debtors' knowledge, Debtors' or their affiliates' predecessors in title, arising from or related to, directly or indirectly, any Environmental Laws as they relate to the Collateral.

                   (4) Neither Debtors, any affiliate of or party related to Debtors, any part of the Collateral, nor, to the best of Debtors' knowledge, Debtors' or any affiliate's or related parties' predecessors are subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws, and neither Debtors nor any affiliate or party related to Debtors have been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating, directly or indirectly, to any Environmental Laws.

                   (5) Debtors have obtained or caused to be obtained all permits, licenses, and approvals required under all Environmental Laws to operate the Collateral.

                   (6) Except as previously disclosed to Secured Party in writing, there are not now, nor to the best of Debtors' knowledge have there ever been, Hazardous Materials (as hereinafter defined) discharged, leaked, spilled or released in, on, to, from or at the Collateral or other properties owned or operated by Debtors or any of their affiliates or stored, treated, or recycled at or in tanks or other facilities thereon or related thereto which give rise or could reasonably be expected to give rise to material liability under any Environmental Laws.

                   (7) The use which Debtors make and intend to make of the Collateral will not result in: (a) the use or storage of any Hazardous Materials on, in or in connection with the Collateral, or disposal of any Hazardous Materials from the Collateral except in compliance with all applicable Environmental Laws, or (b) the treatment, processing, discharge or release of any Hazardous Materials on, in, to or from the Collateral except in compliance with all applicable Environmental Laws.

                   (8) There are no underground storage tanks, surface impoundments, or wastewater injection wells located on or in the Collateral.

              As used herein, the term "Environmental Laws" shall mean any one or more of the following: (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. Section 6901 et seq. ("RCRA"); (iii) the Clean Air Act, 42 U.S.C. Section 7401 et seq.;
    (iv) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251
    et seq.; (v) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (vi) the Federal Safe Drinking Water Act, 42 U.S.C.
    SectionSection 300f to 300j-11; (vii) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1101 et seq.; (viii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; and
    (ix) all other foreign, federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, including, without limitation, all rules, regulations and orders of all state and local governmental bodies, authorities and agencies pertaining or relating to the exploration, development, regulation and conservation of oil and gas resources, as each of the foregoing laws, rules, regulations, consent agreements, compliance schedules and orders may be enacted, amended, supplemented, or reauthorized from time to time.

              As used herein, the term "Hazardous Materials" shall mean any one or more of the following substances, wastes and materials: (i) any substance, waste or material defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic material," or "toxic substance," in any of the applicable Environmental Laws, or in the standards, criteria, rules and/or regulations promulgated pursuant to any of said Environmental Laws (including without limitation Hydrocarbons); and
    (ii) any substance, waste or material, the presence of which requires investigation or remediation under any Environmental Laws.

              K. Non-Foreign Person Status. Debtors are not "foreign persons" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Sections 1445 and 7701; that is, Debtors are not nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates as those terms are defined in the Code and any regulations promulgated thereunder.

              L. Utilities and Roads. The Refinery Facilities are adequately served by telephone, electric, gas, storm and sanitary sewer, water and other utilities required for the present use thereof, all licenses, agreements, easements, rights-of-way, streets and alleys necessary to serve the Refinery Facilities for such use have been completed and are serviceable.

              M. Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of Debtors, threatened against any Debtor or any other member of the Foreland Group or any of their affiliates or the Collateral which do or may reasonably be expected to materially affect the Collateral or otherwise relate to Debtors' title thereto.

              N. Location of Debtor, Collateral, and Records. Debtors' chief executive offices and principal place of business and the office where the records concerning the Collateral are kept is located at 12596 West Bayaud, Suite 300, Lakewood, Colorado 80228. The Collateral is located at the Refinery Facilities in Nye County, Nevada.

         Section 2.2  Covenants.  Debtors covenant and agree as follows:


              A. Obligations. Debtors and the other members of the Foreland Group shall pay when due and perform the Obligations in accordance with the terms thereof and hereof.

              B. Recording and Filing. Debtors shall (1) promptly and at Debtors' own expense, file or cause to be filed in such offices, at such times and as often as may be necessary, this Instrument and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the first priority of the liens and security interests intended to be created hereby and the rights and remedies of Secured Party and Trustee hereunder; (2) promptly furnish to Secured Party evidence satisfactory to Secured Party of all such filings; and (3) otherwise do all things necessary or expedient to be done effectively to create, perfect, maintain and preserve the priority of the liens and security interests intended to be created hereby as a first lien on real property and fixtures and a first priority security interest in personal property and fixtures.

              C. Modifications and Dispositions. Without the prior written consent of Secured Party, Debtors shall not (1) amend, modify or otherwise revise any lease, license or other agreement included within the Collateral, including, without limitation, the Leases, the Contracts and the Permits;
    (2) release, surrender, abandon or forfeit the Collateral or any part thereof, including, without limitation, the Equipment; (3) sell, convey, assign, lease, sublease, alienate, mortgage or grant security interests in or otherwise dispose of or encumber the Collateral or any part thereof, except to the extent explicitly permitted by the Loan Agreement and except sales of Hydrocarbons in the ordinary course of Debtors' business and for fair consideration, and except for the liens and security interests created by this Instrument and liens for taxes, assessments and governmental charges not delinquent; or (4) consent to, permit or authorize any such act by another party with respect to the Land, the Collateral or any part thereof.

              D. Maintenance of Collateral. Debtors shall, at Debtors' own expense, (1) keep in full force and effect all of the Leases and all other leases, licenses, subleases, sublicenses, permits, easements, rights-of-way, servitudes, franchises, grants, certificates, immunities and privileges necessary or appropriate for the proper operation of such Leases and the Refinery Facilities by the proper payment of all rentals and other amounts due thereunder and the proper performance of all obligations and other acts required thereunder; (2) keep in full force and effect all of the Permits and all other permits, licenses, orders, franchises, certificates and authorizations necessary or appropriate for the proper and legal operation of the Refinery Facilities; (3) keep in full force and effect all of the Contracts and all other contracts and agreements relating to the refining, fractionating, treatment, storage, marketing, purchase, sale, transportation, exchange, manufacture or processing of Hydrocarbons, and keep and perform all obligations thereunder; (4) cause the Collateral to be properly maintained, developed and continuously operated in a good and workmanlike manner as a prudent operator would in accordance with good industry practice and all applicable federal, state, tribal and local laws, rules, regulations and orders; (5) pay or cause to be paid when due all expenses incurred in connection with such maintenance, development, operation and protection of the Collateral; (6) keep all goods, including equipment, inventory and fixtures included in the Collateral in good and effective repair, working order and operating condition and make all repairs, renewals, replacements, substitutions, additions and improvements thereto and thereof as are necessary and proper; (7) comply with all applicable laws, rules, regulations and orders of all federal, state, tribal and local governmental bodies, authorities and agencies in all material respects; (8) permit Secured Party, and its respective agents, employees, contractors, designees and consultants, at reasonable times and upon prior notice to enter upon the Collateral for the purpose of investigating and inspecting the condition and operation of the Collateral, and do all things necessary or proper to enable Secured Party to exercise this right whenever Secured Party so desires; and (9) do all other things necessary to keep unimpaired Secured Party's and Trustee's interests in the Collateral.

              E. Notification of Breach. Debtors shall promptly notify Secured Party (1) if any representation or warranty of Debtors contained in this Agreement is discovered to be or becomes untrue, or (2) if Debtors fail to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Debtors will be unable to perform or comply with any covenant or agreement contained in this Agreement. Debtors shall cause all the representations and warranties of Debtors contained in this Agreement to be true and correct in all material respects from time to time and all times.

              F. Defense of Title. If the title or interest of Debtors, Trustee or Secured Party to the Collateral or any part thereof, or the lien or encumbrance created by this Instrument, or the rights or powers of Secured Party or Trustee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Debtors, Secured Party or Trustee or the Collateral, Debtors shall promptly give written notice thereof to Secured Party and at Debtors' own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to Secured Party. Secured Party and Trustee may take such independent action in connection therewith as they may in their reasonable discretion deem advisable, and all costs and expenses, including without limitation, attorneys' fees and legal expenses, incurred by or on behalf of Secured Party and by Trustee in connection therewith shall be a demand obligation owing by Debtors to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument.

              G. Environmental. (1) Debtors shall comply with all applicable Environmental Laws as they relate to the Collateral and shall maintain and obtain, or cause to be maintained and obtained, all permits, licenses, and approvals now or hereafter required under all applicable Environmental Laws as they relate to the Collateral.

                   (2) Debtors shall not do or permit anything to be done that will subject the Collateral, Debtors or Secured Party to any material liability under any applicable Environmental Laws as they relate to the Collateral, assuming disclosure to governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Collateral.

                   (3) Debtors shall promptly notify Secured Party in writing of any citation, complaint, demand, order or notice relating to the Collateral which is known to Debtors, or any other existing, pending or threatened investigation or inquiry by any governmental authority relating to the Collateral known to Debtors and in connection with any applicable Environmental Laws.

                   (4) Debtors shall take, or cause to be taken, all steps necessary to determine that no Hazardous Materials have been: (a) used or stored on, in or in connection with any Collateral that Debtors acquire with funds that Debtors receive from Secured Party in accordance with the Loan Agreement, or disposed from such Collateral, or (b) treated, processed, discharged or released on, to, in or from such Collateral, except, in each case, in full compliance with all applicable Environmental Laws.

                   (5) Debtors shall not cause or permit: (a) the use or storage of Hazardous Materials on, in or in any manner in connection with the Collateral, or (b) the treatment, processing, discharge or release of any Hazardous Materials on, to, in or from the Collateral, except in each case, in full compliance with all Environmental Laws.

                   (6) Except in full compliance with all applicable Environmental Laws, Debtors shall not keep, or cause or allow to be kept, Hazardous Materials in, on or under the Collateral, and shall remove the same (or if removal is prohibited by applicable law, shall take whatever action is required by applicable law) promptly upon discovery of such Hazardous Materials, all at Debtors' sole cost and expense.

                   (7) Debtors shall provide, upon Secured Party's reasonable request, at any time, and from time to time (but not more often than once a year), inspections, tests and audits of the Collateral from an engineering or consulting firm approved by Secured Party indicating the presence or absence of Hazardous Materials on the Collateral and compliance with all applicable Environmental Laws. The cost of all inspections, tests and audits of the Collateral performed pursuant to this Section shall be shared equally by Debtors and Secured Party. Nothing contained herein shall relieve Debtors from conducting their own inspections, tests and audits or taking any other steps necessary to comply with all Environmental Laws, nor shall anything contained herein be construed to imply or impose any duty on Secured Party concerning Debtors' compliance or noncompliance therewith.

              H. Possession of Collateral. Debtors shall not cause or permit the removal of any item of the Collateral from its possession, control or risk of loss, nor shall Debtors cause or permit the removal of any item of the Collateral from the location specified herein other than removal in connection with (i) sales, other than during the continuance of an Event of Default, of Hydrocarbons in the ordinary course of business; or (ii) possession of Collateral by Secured Party or by a bailee selected by Secured Party who is holding the Collateral for the benefit of Secured Party.

              I. Financing Statement Filings. Debtors recognize that financing statements pertaining to the Collateral have been or may be filed where any Debtor maintains any Collateral, has its records concerning any Collateral or has its chief executive office or chief place of business. Without limitation of any other covenant herein, each Debtor shall not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction other than as represented in Section 2.1 N. in (i) the location of any Collateral, (ii) the location of any records concerning any Collateral, or (iii) the location of its chief executive office or principal place of business, unless such Debtor has notified Secured Party of such change at least thirty days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. Each notice furnished to Secured Party pursuant to this subsection shall expressly state that the notice is required by this Instrument and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party's security interest in the Collateral.

              J. Further Assurances. Debtors shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Secured Party such other and further instruments and do such other acts as in the reasonable opinion of Secured Party may be necessary or desirable to effect the intent of this Instrument, promptly upon request of Secured Party and at Debtors' expense.

         Section 2.3 Costs, Expenses and Indemnities. Debtors agree to reimburse, pay, indemnify, defend and hold harmless Secured Party and Trustee as follows:

              A. Costs and Expenses. Debtors shall reimburse and pay Secured Party for all fees, costs and expenses (including without limitation, reasonable attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses), incurred or expended by Secured Party or Trustee in connection with (1) the breach by Debtors of any representation or warranty contained in this Instrument, the Loan Agreement, the Notes or any other documents and instruments evidencing, securing or otherwise relating to the Obligations, (2) the failure by Debtors to perform any agreement, covenant, condition, indemnity or obligation contained in this Instrument, the Loan Agreement, the Notes or any other documents and instruments evidencing, securing or otherwise relating to the Obligations,
    (3) Secured Party's or Trustee's exercise of any of its rights and remedies under this Instrument, the Loan Agreement, the Notes and the other documents and instruments evidencing, securing or otherwise relating to the Obligations, or (4) the protection of the Collateral and the liens thereon and security interests therein. All such fees, costs and expenses shall be a demand obligation owing by Debtors to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument. The foregoing agreements shall be perpetual and shall survive the payment or satisfaction of the Obligations and the release and reconveyance of this Instrument and the foreclosure or other termination of the liens and security interest created by this Instrument.

              B. Environmental Indemnity. Debtors agree to indemnify, defend, and hold harmless Secured Party, its affiliates and related parties, and their respective directors, officers, shareholders, partners, members, employees, consultants and agents (individually, an "Indemnified Party," and collectively, "Indemnified Parties") from and against, and shall reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against, or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (1) the breach of any representation or warranty of Debtors relating to Environmental Laws or Hazardous Materials or any matter that would, but for the disclosure of such matter to Secured Party in writing in accordance with Section 2.1 J, constitute or give rise to the breach of any representation or warranty of Debtors relating to Environmental Laws or Hazardous Materials, (2) the failure of Debtors to perform any agreement, covenant or obligation required to be performed by Debtors relating to Environmental Laws or Hazardous Materials, (3) any violation of or failure to comply with any Environmental Law now existing or hereafter occurring, (4) the removal of Hazardous Materials from the Collateral (or if removal is prohibited by law, the taking of whatever action is required by law), (5) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any Environmental Law at the time of its existence or occurrence, and (6) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, on, from or through the Collateral (whether or not any or all of the foregoing was caused by Debtors, a prior owner of the Collateral, an operator or prior operator of the Collateral, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing, distribution, manufacture, generation, discharge, transportation or disposal of such Hazardous Material or the mere presence of such Hazardous Material on the Collateral). Without limiting the generality of the foregoing, it is the intention of Debtors and Debtors agree that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs, court costs and legal expenses and consultant's and expert's fees and expenses, of any kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party. Any amount to be paid hereunder by Debtors to Secured Party or for which Debtors have indemnified an Indemnified Party shall be a demand obligation owing by Debtors to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and shall be indebtedness secured and evidenced by this Instrument. The foregoing agreements shall be perpetual and shall survive the payment or satisfaction of the Obligations and the release and reconveyance of this Instrument and the foreclosure or other termination of the liens and security interests created by this Instrument.

              C. General Indemnity. Debtors agree to indemnify, defend and hold harmless Secured Party upon demand, from and against any and all liabilities, obligations, penalties, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Subsection, collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Secured Party growing out of, resulting from or in any other way associated with any of the Collateral, this Instrument, the Notes, the Loan Agreement or any other documents or instruments evidencing, securing or relating to the Obligations, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or provided for therein. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SECURED PARTY, provided only the Secured Party shall not be entitled under this Subsection to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person or entity (including Debtors or any of their affiliates or related parties) ever alleges such gross negligence or willful misconduct by Secured Party, the indemnification provided for in this Subsection shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.
    Any amount to be paid hereunder by Debtors to Secured Party or for which Debtors have indemnified any person or entity hereunder shall be a demand obligation owing by Debtors to Security Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and the indebtedness secured and evidenced by this Instrument. As used in this Subsection the term "Secured Party" shall refer not only to the entity defined as such in the Preamble to this Instrument but also to each director, officer, partner, member, agent, attorney, employee, representative and affiliate of, and person or entity related to, such entity. The foregoing agreements shall be perpetual and shall survive the payment or satisfaction of the Obligations and the release and reconveyance of this Instrument and the foreclosure or other termination of the liens and security interests created by this Instrument.

         Section 2.4 Performance by Secured Party. Debtors agree that, if Debtors fail to perform any act which Debtors are required to perform hereunder, Secured Party and Trustee may, but shall not be obligated to, perform or cause to be performed such act, and any expense so incurred by Secured Party or by Trustee in connection therewith shall be a demand obligation owing by Debtors to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument, and Secured Party shall be subrogated to all of the rights of the party receiving such payment. Debtors hereby irrevocably appoint Secured Party as Debtors' attorney-in-fact and proxy, with full authority in the place and stead of Debtors and in the name of Debtors or otherwise, from time to time to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the foregoing and the other purposes of this Instrument. Such appointment is coupled with an interest and shall be irrevocable from the date hereof and so long as any part of the Obligations is outstanding.


                                  ARTICLE III


                              COLLECTION OF RENTS
         Section 3.1 Assignment of Rents. Pursuant to Paragraph C of the Granting Clauses of this Instrument, Secured Party is absolutely assigned, granted and transferred and entitled to receive all of the Rents, relating, allocated or attributed to all of the Collateral, together with all of the proceeds thereof and therefrom and payments in lieu thereof. Debtors acknowledge and agree that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest in said Rents and proceeds and payments or an assignment as additional security. Debtors shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered notices to all purchasers of Hydrocarbons directing them to make payments directly to Secured Party. All parties producing, purchasing, receiving or having in their possession any such Rents or proceeds or payments are hereby authorized and directed by Debtors to treat and regard Secured Party as the party entitled in Debtors' place and stead to receive such Rents and proceeds; and said parties shall be fully protected in so treating and regarding Secured Party and shall be under no obligation to see to the application by Secured Party of any such Rents or proceeds received by it. For its convenience, Secured Party may, with respect to any or all such Rents or proceeds, permit Debtors to receive such Rents or proceeds until such time as Secured Party shall have made written demand therefor. Such election by Secured Party shall not in any way waive the right of Secured Party to demand and receive such Rents and proceeds thereafter allocated or attributed to the Collateral and shall not in any way diminish the absolute and unconditional right of Secured Party to receive all of such Rents and proceeds and cash proceeds not theretofore expended or distributed by Debtors. Any such Rents or proceeds received by Debtors shall, when received, constitute trust funds in Debtors' hands and shall be held by Debtors upon an express trust for the benefit of Secured Party. Debtors hereby agree that upon the first to occur of either (i) written demand of Secured Party, or (ii) the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or which upon the giving (or receiving) of notice or lapse of time, or both, would constitute such an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by Debtors on account of the Collateral, whether received by Debtors in the exercise of its collection rights hereunder or otherwise, shall, in accordance with instructions then given by Secured Party, be remitted to Secured Party or deposited to an account designated by Secured Party, in the form received (properly assigned or endorsed to the order of Secured Party or for collection and in accordance with Secured Party's instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.2 hereof and, until so applied, may be held by Secured Party in a separate account on which Debtors may not draw. Debtors agree not to commingle any such property with any of their other funds or property and agrees to hold the same upon an express trust for Secured Party until remitted to Secured Party.

         Section 3.2 Application of Rents. Secured Party shall apply all of the Rents, and proceeds received pursuant to Section 3.1 hereof in satisfaction of the Obligations as provided below, unless otherwise agreed to by Secured Party and Debtors. All such proceeds received and to be applied by Secured Party up to the close of business on the last day of each calendar month shall be applied by Secured Party on or before the fifth business day of the next succeeding calendar month as follows (with any balance remaining after such application to be paid to Debtors):

              A. First, to the payment to Secured Party and Trustee of all outstanding or unreimbursed fees, costs and expenses incurred by Secured Party or Trustee pursuant hereto, and any part of the Obligations not evidenced by written instrument, including without limitation, all charges and penalties, including interest thereon, due Secured Party;

              B. Second, to the payment or prepayment of all interest accrued on the Obligations; and

              C. Third, to the payment or prepayment of the principal of the Obligations in any order the Secured Party may elect from time to time.

If any date of application specified above shall be a Saturday, Sunday or legal holiday, the Rents and proceeds to be applied by Secured Party pursuant to this
Section 3.2 shall be applied on the business day next succeeding such date which is not a Saturday, Sunday or legal holiday, and the amount to be applied as described above shall be the amount accrued up to such date. If the Rents and proceeds received by Secured Party pursuant to Section 3.1 during any month are not sufficient to make the minimum payments of principal of and interest on the Obligations required by the terms of the Loan Agreement or the Notes, then Debtors on or before the due date shall make payment to Secured Party of an amount sufficient when added to such proceeds received to make the minimum required payments of principal and interest of the Obligations.

         Section 3.3 Inclusion in Sale. Upon any sale of any of the Collateral pursuant to Article V hereof and expiration of any mandatory redemption periods, the Rents attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article III.

         Section 3.4 No Liability in Secured Party. Secured Party is hereby absolved from all liability for failure to enforce collection of any such Rents and proceeds and from all other responsibility in connection therewith, except the responsibility to account to Debtors for proceeds actually received.

         Section 3.5 Indemnity. Debtors shall indemnify, defend and hold harmless Secured Party against all claims, actions, liabilities, judgments, costs, reasonable attorneys' fees or other charges of every kind or nature ("Claims") made against or incurred by Secured Party as a consequence of the assertion, either before or after the payment in full of the Obligations, that Secured Party received Rents or proceeds pursuant to this Article III which were claimed by third persons. Secured Party shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, Secured Party shall have the right to pay or compromise and adjust all Claims. Debtors shall indemnify and pay to Secured Party all such amounts as may be paid with respect thereto or as may be successfully adjudicated against Secured Party, and such amounts shall be a demand obligation owing by Debtors to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument. The foregoing shall survive the payment or satisfaction of the Obligations and the release and reconveyance of this Instrument and the foreclosure or other termination of the liens and security interests created by this Instrument.

         Section 3.6 Rights of Secured Party. Secured Party shall have the immediate and continuing right to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder, and Secured Party is hereby appointed agent and attorney-in-fact of Debtors (which appointment is coupled with an interest and is irrevocable) for the purpose of executing any release, receipt, division order, transfer order, relinquishment or other instrument that Secured Party deems necessary in order for Secured Party to collect and receive such production, proceeds and payments. In addition, Debtors agree that, upon the request of Secured Party, they will promptly execute and deliver to Secured Party such transfer orders, payment orders, division orders and other instruments as Secured Party may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Secured Party of all proceeds, production, and payments assigned hereunder. Debtors hereby authorize and direct that, upon the request of Secured Party, all pipeline companies, purchasers, transporters and other parties now or hereafter purchasing Hydrocarbons produced from or allocated or attributed to the Collateral or any other interest of Debtors (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Refining Facilities or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or now or hereafter having in their possession or control any production from or allocated to the Collateral or any other interest of Debtors (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Refining Facilities or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or the proceeds therefrom, or now or hereafter otherwise owing monies to Debtors under contracts and agreements herein assigned, shall, until Secured Party directs otherwise, pay and deliver such proceeds, production or amounts directly to Secured Party at Secured Party's address set forth in the introduction to this Instrument, or in such other manner as Secured Party may direct such parties in writing, and this authorization shall continue until the assignment of production and proceeds contained herein is released and reassigned. Debtors agree that all division orders, transfer orders, receipts and other instruments that Secured Party may from time to time execute and deliver for the purpose of collecting and receipting for such proceeds, production or payments may be relied upon in all respects, and that the same shall be binding upon Debtors and their successors and assigns. No payor making payments to Secured Party at its request under the assignment of production and proceeds contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to Secured Party under such assignments shall be released thereby from any and all liability to Debtors to the full extent and amount of all payments, production or proceeds so delivered. Debtors agree to indemnify and hold harmless any and all parties making payments to Secured Party, at the request of the Secured Party under the assignment of production and proceeds contained herein, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees and legal expenses resulting from the delivery of such payments to Secured Party. The indemnity agreement contained in the previous sentence is made for the direct benefit of and shall be enforceable by all such persons and shall survive the termination of this Instrument. Should Secured Party bring suit against any third party for collection of any amounts or sums included within the assignment of production and proceeds contained herein (and Secured Party shall have the right to bring any such suit), it may sue either in its own name or in the name of Debtors, or both.

         Section 3.7 No Delegation or Assumption. Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by Secured Party, of the duties and obligations of Debtors under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to Debtors for performance of all covenants and other obligations and the satisfaction of all representations, warranties, covenants, indemnities and other agreements of Debtors thereunder, notwithstanding the assignment of production and proceeds contained herein or the exercise by Secured Party, prior to foreclosure, of any of its rights hereunder or under applicable law.

         Section 3.8 Cumulative. The assignment of Rents and proceeds contained herein shall not be construed to limit in any way the other rights and remedies of Secured Party hereunder, including without limitation, its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default and the other rights and remedies herein conferred, conferred in the other documents and instruments evidencing, securing or relating to the Obligations, or conferred by operation of law. Monies received under the assignment of production and proceeds contained herein shall not be deemed to have been applied in payment of the Obligations unless and until such monies actually are applied thereto by Secured Party.


                                   ARTICLE IV


                            TERMINATION AND RELEASE


         Section 4.1 Release Upon Termination. If all of the Obligations shall be paid in full and otherwise satisfied pursuant to the terms and conditions of this Instrument and the other documents and instruments evidencing, securing or relating to the Obligations, and if Debtors shall have well and truly performed all of the covenants and agreements herein contained, and if Secured Party has no further obligation to advance any amounts to Debtors, then all of the Collateral shall revert to Debtors, the liens and security interests created by this Instrument shall terminate and Secured Party or Trustee, or both, as required by applicable law, shall, promptly after the request of Debtors or as otherwise required by applicable law, execute, acknowledge and deliver to Debtors a release or reconveyance of this Instrument and such other instruments as may be necessary to evidence the termination of the liens and security interests created by this Instrument.

         Section 4.2 Partial Release. No partial release or reconveyance from the liens and security interests created by this Instrument of any part of the Collateral by Trustee or Secured Party shall in any way alter, vary or diminish the force or effect of this Instrument or impair, release or subordinate the liens and security interests created by this Instrument on the remainder of the Collateral. Except as specifically provided in any such partial release or reconveyance (i) this Instrument and liens and security interests created hereby shall remain in full force and effect, (ii) such partial release or reconveyance will not modify or affect the terms, conditions or provisions of this Instrument, and (iii) nothing contained in any such partial release or reconveyance shall be deemed to be, or construed as, a waiver of any such terms, conditions or provisions or as a waiver of any other term, condition or provision.

         Section 4.3 Execution. Except as may be required by applicable law, Secured Party shall have full power and authority to execute, acknowledge and deliver any release or reconveyance of this Instrument without the joinder therein or execution thereof by Trustee, and any such release or reconveyance shall be binding upon Secured Party and Trustee. All releases and reconveyances executed in connection with this Instrument shall be without warranty of any kind, express, implied or statutory.

         Section 4.4 Costs, Expenses and Effect. Debtors shall pay all legal fees and other fees, costs and expenses incurred by Secured Party and Trustee for preparing and reviewing instruments of termination and release or reconveyance and the execution and delivery thereof and Secured Party may require payment of the same prior to delivery of such instruments. The release and reconveyance of this Instrument and the termination of the liens and security interests created by this Instrument, in whole or in part, shall not terminate or otherwise affect Secured Party's right or ability to exercise any right, power or remedy relating to any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.


                                   ARTICLE V


                                    DEFAULT


         Section 5.1 Events of Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") and upon the occurrence thereof the liens and security interests created hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law:

              A. Failure of Debtors to pay any fee or other amount due Secured Party or Trustee under this Instrument within 10 days after the date that any such payment is due;

              B. Failure of Debtors to perform or observe any covenant, agreement, indemnity, condition or provision in this Instrument and such failure shall continue for 30 days after written notice of such failure has been given to Debtors;

              C. Any of Debtors' representations or warranties made in this Instrument or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made or deemed made; or

              D. An "Event of Default" as defined in the Loan Agreement shall occur.

         Section 5.2 Treatment of Fixtures. Upon the occurrence of any Event of Default, or at any time thereafter, if deemed appropriate by Secured Party or if required by applicable law, Secured Party may elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply to the type of property selected.

         Section 5.3 Acceleration and Foreclosure. Upon the occurrence of any Event of Default, or at any time thereafter, in addition to any other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party and Trustee shall have all of the rights, powers and remedies of a secured party, a beneficiary under a deed of trust, and a trustee under a deed of trust granted under applicable law. Secured Party may, without notice, demand or declaration of default, which are hereby waived by Debtors to the extent such waiver is not prohibited by applicable law, declare all indebtedness secured hereby due and payable, and whether or not Secured Party exercises such option, it may, at its option and in its sole discretion, without any prior notice to or demand upon Debtors, proceed by one or more actions in equity or at law for the seizure and sale of the Collateral or any portion thereof, for the foreclosure or sale of the Collateral or any portion thereof by judicial foreclosure by appropriate proceedings in any court of competent jurisdiction, by the power of sale granted herein, by a trustee's sale, or in any other manner then permitted by law, for the specific performance of any covenant or agreement of Debtors herein contained or in aid of the execution of any right, power or remedy herein granted, or for the enforcement of any other appropriate equitable or legal remedy and to recover judgment against Debtors. In furtherance, and not in limitation, thereof:

              A. Deed of Trust. This Instrument shall constitute a trust deed under applicable law, as amended and as may be amended from time to time, or any future law containing provisions under which the sale of property securing debts is authorized or permitted; and upon an Event of Default, or any time thereafter, Trustee shall, whenever requested by Secured Party, cause the Collateral to be sold in accordance with the provisions thereof and hereof. In addition, upon the occurrence of an Event of Default, or at any time thereafter, this Instrument may be foreclosed as to any of the Collateral by judicial action or in any manner then permitted by applicable law.

              B. Election. In the event a sale of the Collateral under the power of sale shall be commenced by Trustee, Secured Party may at any time before the sale of the Collateral, elect to abandon the sale, and Secured Party may then institute a suit for the collection of the Obligations and for the foreclosure of this Instrument by judicial action. It is agreed that if Secured Party should institute a suit for the foreclosure of this Instrument by judicial action, Secured Party may at any time before the entry of a final judgment, dismiss such suit, and then sell, cause to be sold or direct Trustee to sell, the Collateral under the power of sale herein granted in accordance with the provisions of this Instrument.

              C. Additional Actions. This Instrument shall also constitute and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement and security agreement, and from time to time as any one or more thereof as appropriate under applicable law. Secured Party shall be entitled to all of the rights, remedies and benefits of a secured party and a beneficiary granted under applicable law; and, to the fullest extent of such law, shall be entitled to enforce such rights, remedies and benefits. Debtors intend and hereby grant to Secured Party all rights, powers and remedies accorded a secured party and a beneficiary under applicable law whether or not such rights, powers and remedies are expressly granted or reserved herein.

              D. Notice, Place and Manner of Sale. Any sale of the Collateral under this Article V shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law; or, in the absence of any such requirement, as Secured Party may deem appropriate. Debtors expressly agree that, except as may be required by applicable law, Secured Party or Trustee may offer the Collateral as a whole or in such parcels or lots as Secured Party or Trustee elects, regardless of the manner in which the Collateral may be described.

              E. Postponement of Sale. Any sale of the Collateral conducted under this Article V may be postponed from time to time as provided by applicable law; or, in the absence of any such provisions, Secured Party may postpone the sale of the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Collateral will not exhaust the power of sale, and sales may be made from time to time until all Collateral is sold or the Obligations are paid in full.

              F. Secured Party's Right to Purchase. Secured Party shall have the right to bid or to become the purchaser at any sale made pursuant to the provisions of this Article V, and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale.

              G. Conveyance to Purchaser. Any deed, bill of sale or other conveyance executed by or on behalf of Trustee, Secured Party, the sheriff or other official or party responsible for conducting the sale shall be prima facie evidence of the compliance with all statutory requirements for the sale and execution of such deed, bill of sale or other conveyance and will conclusively establish the truth and accuracy of the recitals and other matters stated therein, including, without limitation, nonpayment or nonperformance of the Obligations, violation of the terms and covenants contained herein, and the advertisement and conduct of such sale in the manner provided herein or as provided by applicable law. Debtors do hereby ratify and confirm all legal acts that Trustee and Secured Party may do in carrying out the provisions of this Instrument. Any sale of the Collateral or any portion thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of Debtors in and to the property sold and will be a perpetual bar against Debtors and shall, subject to applicable law, vest title in the purchaser free and clear of all liens, security interests and encumbrances, including without limitation, liens, security interests and encumbrances junior or subordinate to the liens, security interests and encumbrances created by this Instrument. Upon any sale of the Collateral or any portion thereof pursuant to the provisions of this Article V, the receipt by Secured Party, Trustee, the sheriff or other official or party responsible for conducting the sale, shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Secured Party, Trustee, the sheriff or such other official or party, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof. Any purchaser at a sale will, subject to mandatory redemption periods, if any, receive immediate possession of the Collateral purchased, and Debtors agree that if Debtors retain possession of the Collateral or any part thereof subsequent to such sale, Debtors will be considered a tenant at sufferance of the purchaser, and will, if Debtors remain in possession after demand to remove, be guilty of forcible detainer, and will be subject to eviction and removal, forcible or otherwise, with or without process of law and all damages to Debtors by reason thereof are hereby expressly waived by Debtors.

              H.   Federal Transfers.  Upon a sale conducted pursuant to this
    Article V of all or any portion of the Collateral consisting of interests (the "Federal Interests") in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal lands (including, without limitation, leases, easements and rights-of-way issued by the Bureau of Land Management); Debtors agree to take all action and execute all instruments necessary or advisable to transfer the Federal Interests to the purchaser at such sale, including without limitation, to execute, acknowledge and deliver assignments of the Federal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary or advisable in connection therewith. Debtors hereby irrevocably appoint Secured Party as Debtors' attorney-in-fact and proxy, with full power and authority in the place and steed of Debtors, in the name of Debtors or otherwise, to take any such action and to execute any such instruments on behalf of Debtors that Secured Party may deem necessary or advisable to so transfer the Federal Interests, including without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary or advisable by Secured Party in connection therewith; and Debtors hereby adopt, ratify and confirm all such actions and instruments. By separate instruments Debtors has also irrevocably appointed Secured Party as Debtors' attorney-in-fact and proxy, with full power and authority in the place and steed of Debtors, in the name of Debtors or otherwise, to take any such action and to execute any such instruments on behalf of Debtors that Secured Party may deem necessary or advisable to so transfer the Federal Interests, including without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary or advisable by Secured Party in connection therewith; and by such separate instruments Debtors have adopted, ratified and confirmed all such actions and instruments. Such powers of attorney and proxies are coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of Debtors and shall be irrevocable. No action taken by Secured Party shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal Interests, and neither Debtors nor any other party may claim that Secured Party is bound, directly or indirectly, by any such action.

         Section 5.4 Personal Property. Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including without limitation, the applicable Uniform Commercial Code as then in effect, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral and any proceeds thereof wherever located, and for that purpose Secured Party may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom. Secured Party may require Debtors to assemble such personal property and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by Secured Party of any of its remedies with respect to personal property:

              A. If notice is required by applicable law, Debtors agree that five days' prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be deemed reasonable notice to Debtors. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

              B. If Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of such property, Secured Party may sell such property privately or in any other manner deemed advisable by Secured Party at such price or prices as Secured Party determines in its sole discretion. Debtors recognize that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Secured Party may result in a lower sales price than if the sale were otherwise held.

         Section 5.5 Possession. Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall, to the extent not prohibited by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Collateral or any portion thereof, to exclude Debtors therefrom, to hold, use, operate, manage, enjoy and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as Secured Party may deem proper or expedient, to sell all of the severed and extracted Hydrocarbons included in the same subject to the provisions of Article III hereof, to demand, collect and retain all other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral accounting for and applying to the payment of the Obligations only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at the Default Rate without any liability to Debtors in connection therewith. Such possession shall at once be delivered to Secured Party upon request, and on refusal or failure to so deliver possession, the delivery of such possession may be enforced by Secured Party by any appropriate civil suit, proceeding or other action.

         Section 5.6 Appointment of Receiver. Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall be entitled to the appointment of a receiver of the Collateral without the necessity of the posting of a bond or notice; and shall, to the extent not prohibited by applicable law, be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Debtors, the value or adequacy of the Collateral or the Collateral being in danger of being materially injured or reduced in value as security by removal, destruction, deterioration, accumulation of prior liens or otherwise; and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived by Debtors to the extent such waiver is not prohibited by applicable law. Debtors do hereby consent to the appointment of such receiver or receivers, waive any and all defenses to such appointment, and agree not to oppose any application therefor by Secured Party, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Article V. Nothing herein is to be construed to deprive Secured Party of any other right, remedy or privilege it may now or hereafter have under law to have a receiver appointed. Any money advanced by Secured Party in connection with any such receivership shall be a demand obligation owing by Debtors to Secured Party and shall bear interest, from the date of making such advancement until paid, at the Default Rate. Any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable law include, without limitation, the right to enter upon and take immediate possession of the Collateral or any part thereof, to exclude Debtors therefrom, to hold, use, operate, manage and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or Secured Party may deem proper or expedient, to sell all of the Hydrocarbons included in the same subject to the provisions of Article III hereof, to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral, accounting for only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at the Default Rate without any liability to Debtors in connection therewith which net earnings shall be turned over by such receiver to Secured Party to be applied by Secured Party to the payment of the Obligations in the order set forth in Section 5.10.

         Section 5.7 Waiver by Debtors. To the extent not prohibited by applicable law, Debtors agree that Debtors shall not at any time have, invoke, utilize or assert any right under any laws pertaining to the marshaling of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, moratorium, valuation, stay, extension or redemption now or hereafter in force, and Debtors hereby waive the benefit of all such laws to the fullest extent not prohibited by applicable law.

         Section 5.8 Remedies Cumulative. All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (a) any and all other rights and remedies herein conferred, (b) any and all rights, powers and remedies existing at law or in equity, and (c) any and all other rights, powers and remedies provided for in any other documents or instruments evidencing, securing or relating to the Obligations, and Secured Party shall, in addition to the rights, powers and remedies herein conferred, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Instrument and the other documents and instruments evidencing, securing or relating to the Obligations and the foreclosure of the liens and security interests created by this Instrument. Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Secured Party and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Secured Party or by Trustee, the sheriff or other official or person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

         Section 5.9 Costs and Expenses. All fees, costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses, court costs, filing fees, and mortgage, transfer, stamp and other excise taxes, inspection fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication, notice and advertising costs, postage, photocopies, telephone charges and costs of procuring all abstracts of title, title searches and examinations, title opinions, title insurance policies and similar title data and assurances as Secured Party or Trustee may deem appropriate either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceeding the condition of the title to or the value of the Collateral, trustee's fees and expenses, sheriff's fees and expenses, receiver's fees and expenses, and fees and expenses of agents of Secured Party and Trustee, costs and expenses of defending, protecting and maintaining the Collateral and Secured Party's and Trustee's interest therein including repair and maintenance costs and expenses and costs and expenses of protecting and securing the Collateral including insurance costs and all other fees, costs and expenses provided for or authorized by applicable law), incurred by or on behalf of Secured Party or Trustee in protecting and enforcing their rights hereunder or incident to the enforcement of this Instrument and the liens and security interests created hereby, shall be a demand obligation owing by Debtors to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Instrument.

         Section 5.10 Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as may be required by applicable law, or, in the absence of any such requirements, as follows:

              A. First, to the payment of all fees, costs and expenses incident to the enforcement of this Instrument and the liens and security interests created hereby, including without limitation, the fees, costs and expenses described in Section 5.9 hereof;

              B. Second, to the payment or prepayment of accrued interest remaining unpaid on the Notes;

              C. Third, to the payment or prepayment of principal remaining unpaid on the Notes in such order as Secured Party may elect;

              D. Fourth, to the payment or prepayment of the Obligations other than the Obligations evidenced by the Notes in such order as Secured Party may elect; and

              E. Fifth, the remainder, if any, shall be paid to Debtors or such other person or persons as may be legally entitled thereto.

         Section 5.11 Waiver of Statute of Limitations. Debtors hereby waive the right to assert any statute of limitations as a defense to the Obligations (including, without limitation, the indebtedness, liabilities and obligations under and pursuant to this Instrument, the Notes, the Loan Agreement and any other instrument evidencing, securing or otherwise relating to the Obligations), to the fullest extent permitted by applicable law.

         Section 5.12 Limitation on Rights and Waivers. All rights, powers and remedies herein conferred shall be exercisable by Trustee and Secured Party only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.


                                   ARTICLE VI


                                    TRUSTEE


         Section 6.1 Resignation and Removal of Trustee. Trustee may resign in writing addressed to Secured Party, or be removed at any time with or without cause by an instrument in writing duly executed by Secured Party, and such resignation or removal shall be effective upon the appointment of a successor Trustee. In case of the death, resignation or removal of Trustee, a successor Trustee may be appointed by Secured Party as may be required by applicable law or, in the absence of any such requirement, by Secured Party without formality other than an appointment and designation in writing. Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Instrument will vest in the named successor trustee all the right, title and interest of Trustee in and to all of the Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon Trustee. All references herein to Trustee shall be deemed to refer to the Trustee from time to time acting hereunder.

         Section 6.2 Substitute Trustees and Agents. To the extent not prohibited by applicable law, Trustee may appoint or delegate any one or more persons as agents to perform any act or acts of Trustee under this Instrument in the name and on behalf of Trustee, including any act or acts necessary or incident to any sale conducted by Trustee. If Trustee shall have given notice of sale hereunder, any successor trustee may complete the sale and the conveyance of the Collateral pursuant thereto as if such notice had been given by the successor trustee conducting the sale. To facilitate the administration of the Trustees' duties under this Instrument, Secured Party may appoint multiple trustees to serve in such capacity or in such jurisdictions as Secured Party may designate.

         Section 6.3 Liability of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or bad faith. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received but need not be segregated in any manner from any other monies except to the extent required by law, and Trustee shall be under no liability for interest on any monies received by Trustee hereunder except as may be provided by applicable law. Debtors hereby ratify and confirm any and all acts Trustee shall do lawfully by virtue hereof.

         Section 6.4 Indemnification of Trustee. Debtors shall reimburse Trustee for, and indemnify, defend and hold harmless Trustee against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties, except to the extent attributable to Trustee's gross negligence, willful misconduct or bad faith. In addition, Debtors shall indemnify, defend and hold harmless Trustee against any and all claims, actions, liabilities, judgments, costs, expenses, attorneys' fees or other charges of whatsoever kind or nature made against or incurred by Trustee, and arising out of, or in any way relating to, Trustee performing the duties of Trustee hereunder, except to the extent attributable to Trustee's gross negligence, willful misconduct or bad faith.


                                  ARTICLE VII


                            MISCELLANEOUS PROVISIONS


         Section 7.1 Waiver. Any and all covenants of Debtors in this Instrument may from time to time, be waived by Secured Party by an instrument in writing signed by Secured Party to such extent and in such manner as Secured Party may desire, but no such waiver will ever affect or impair Secured Party's rights hereunder, except to the extent specifically stated in such written instrument. All changes to, amendments and modifications of this Instrument must be in writing and signed by Secured Party.

         Section 7.2 Severability. If any provision of this Instrument or of any of the instruments and documents evidencing, securing or relating to the Obligations is invalid or unenforceable in any jurisdiction, such provision shall be fully severable from this Instrument and the other provisions hereof and of said instruments and documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Secured Party and Trustee in order to carry out the provisions and intent hereof. The invalidity of any provision of this Instrument in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

         Section 7.3 Subrogation. This Instrument is made with full substitution and subrogation of Secured Party and Trustee in and to all covenants and warranties by others heretofore given or made with respect to the Collateral or any part thereof.

         Section 7.4 Financing Statement. This Instrument shall be deemed to be and may be enforced from time to time as an assignment, contract, deed of trust, financing statement or security agreement, and from time to time as any one or more thereof is appropriate under applicable state law. A carbon, photographic or other reproduction of this Instrument or of any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

         Section 7.5 Rate of Interest. All interest required hereunder and under the Obligations shall be calculated on the basis of a year of 360 days.

         Section 7.6 Recording. All recording references in the Exhibits hereto are to the official real property records of the county in which the affected Land is located and in which records such documents are or in the past have been customarily recorded, whether real estate records, deed records, oil and gas records, oil and gas lease records or other records. The references in this Instrument and in the Exhibits hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Debtors' warranties and shall not be deemed to ratify, recognize or create any rights in third parties.

         Section 7.7 Execution in Counterparts. This Instrument may be executed in one or more original counterparts. To facilitate filing and recording, there may be omitted from any counterpart the parts of the Exhibits hereto containing specific descriptions of the Collateral that relate to land located in counties other than the county in which the particular counterpart is to be filed or recorded. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

         Section 7.8 Notices. All notices and other communications made or required to be given pursuant to this Instrument shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         To Debtors:


              Foreland Corporation
              Foreland Refining Corporation
              Foreland Asset Corporation
              12596 West Bayaud, Suite 300
              Lakewood, CO  80228
              Attn:    N. Thomas Steele
              Facsimile No.  (303) 988-3234

         To Secured Party:


              Energy Income Fund, L.P.
              136 Dwight Road
              Longmeadow, Massachusetts 01106
              Attn:  Robert D. Gershen
              Facsimile No.:  (713) 567-7926

         Any notice hereunder delivered in person or by facsimile (if receipt is confirmed by the facsimile operator of the recipient) shall be deemed given on the date thereof, any notice by registered or certified mail shall be deemed given three days after the date of mailing; and any notice by overnight courier shall be deemed given two days after shipment or the date of receipt, whichever is earlier.

         Section 7.9 Binding Effect. This Instrument shall bind and inure to the benefit of the respective successors and assigns of Debtors, Secured Party and Trustee. Notwithstanding any other provision of this Instrument, if any right, interest or estate in property granted by this Instrument or pursuant hereto does not vest upon the date hereof, such right, interest or estate shall vest, if at all, within 21 years less 1 day after the death of the last surviving descendant of Joseph P. Kennedy, father of John F. Kennedy, former President of the United States of America, who is living on the date of the execution of this Instrument by Debtors or the effective date hereof, whichever is earlier.

         Section 7.10 References. All references in this Instrument to Exhibits, Articles, Sections, Subsections, paragraphs, subparagraphs and other subdivisions refer to the Exhibits, Articles, Sections, Subsections, paragraphs, subparagraphs and other subdivisions of this Instrument unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Instrument. The words "this Instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section," "this Subsection" "this paragraph," "this subparagraph" and similar phrases refer only to the Sections, Subsections, paragraphs or subparagraphs hereof in which the phrase occurs. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement. The word "or" is not exclusive. All references to days are to calendar days unless otherwise specifically stated. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender.
Words in the singular form shall be construed to include the plural and words in the plural form shall be construed to include the singular, unless the context otherwise requires.

         Section 7.11 Filing. Some of the above described goods are or are to become fixtures on the Land described in Exhibit "A". This Instrument is to be filed for record in, among other places, the real estate records of each county identified in Exhibit "A". This Instrument covers fixtures. Debtors are the owner of an interest of record in the real estate concerned.

         Section 7.12  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  DEBTORS
HEREBY: (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INSTRUMENT, THE NOTES, THE LOAN AGREEMENT OR ANY OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR ANY TRANSACTION PROVIDED FOR THEREIN OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(D) ACKNOWLEDGES THAT THEY HAVE BEEN INDUCED TO ENTER INTO THIS INSTRUMENT, THE NOTES, THE LOAN AGREEMENT AND ANY OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS AND THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         Section 7.13 USURY SAVINGS. IT IS THE INTENTION OF THE PARTIES HERETO TO COMPLY WITH ALL APPLICABLE USURY LAWS; ACCORDINGLY, IT IS AGREED THAT NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY IN THIS INSTRUMENT, THE NOTES, THE LOAN AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR OTHERWISE RELATING TO THE OBLIGATIONS, IN NO EVENT SHALL SUCH DOCUMENTS OR INSTRUMENTS REQUIRE THE PAYMENT OR PERMIT THE COLLECTION OF INTEREST (WHICH TERM, FOR PURPOSES HEREOF, SHALL INCLUDE ANY AMOUNT WHICH, UNDER APPLICABLE LAW, IS DEEMED TO BE INTEREST, WHETHER OR NOT SUCH AMOUNT IS CHARACTERIZED BY THE PARTIES AS INTEREST) IN EXCESS OF THE MAXIMUM AMOUNT PERMITTED BY SUCH LAWS. IF ANY EXCESS INTEREST IS UNINTENTIONALLY CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THE TERMS OF THIS INSTRUMENT, THE LOAN AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS, OR IN THE EVENT THE MATURITY OF THE INDEBTEDNESS EVIDENCED BY THE NOTES IS ACCELERATED IN WHOLE OR IN PART, OR IN THE EVENT THAT ALL OR PART OF THE PRINCIPAL OR INTEREST OF THE NOTES SHALL BE PREPAID, SO THAT THE AMOUNT OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE AMOUNT OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THIS INSTRUMENT, THE LOAN AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS, ON THE AMOUNT OF PRINCIPAL ACTUALLY OUTSTANDING FROM TIME TO TIME UNDER THE NOTES SHALL EXCEED THE MAXIMUM AMOUNT OF INTEREST PERMITTED BY THE APPLICABLE USURY LAWS, THEN IN ANY SUCH EVENT (A) THE PROVISIONS OF THIS SECTION SHALL GOVERN AND CONTROL, (B) NEITHER DEBTORS NOR ANY OTHER PERSON OR ENTITY NOW OR HEREAFTER LIABLE FOR THE PAYMENT THEREOF, SHALL BE OBLIGATED TO PAY THE AMOUNT OF SUCH INTEREST TO THE EXTENT THAT IT IS IN EXCESS OF THE MAXIMUM AMOUNT OF INTEREST PERMITTED BY SUCH APPLICABLE USURY LAWS,
(C) ANY SUCH EXCESS WHICH MAY HAVE BEEN COLLECTED SHALL BE EITHER APPLIED AS A CREDIT AGAINST THE THEN UNPAID PRINCIPAL AMOUNT THEREOF OR REFUNDED TO DEBTORS AT SECURED PARTY'S OPTION, AND (D) THE EFFECTIVE RATE OF INTEREST SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM LAWFUL RATE OF INTEREST ALLOWED UNDER THE APPLICABLE USURY LAWS AS NOW OR HEREAFTER CONSTRUED BY THE COURTS HAVING JURISDICTION THEREOF. IT IS FURTHER AGREED THAT WITHOUT LIMITATION OF THE FOREGOING, ALL CALCULATIONS OF THE RATE OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THIS INSTRUMENT, THE LOAN AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS WHICH ARE MADE FOR THE PURPOSE OF DETERMINING WHETHER SUCH RATE EXCEEDS THE MAXIMUM LAWFUL RATE OF INTEREST, SHALL BE MADE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS, BY AMORTIZING, PRORATING, ALLOCATING AND SPREADING IN EQUAL PARTS DURING THE PERIOD OF THE FULL STATED TERM OF THE OBLIGATIONS EVIDENCED THEREBY, ALL INTEREST AT ANY TIME CONTRACTED FOR, CHARGED OR RECEIVED FROM DEBTORS OR OTHERWISE BY SECURED PARTY IN CONNECTION WITH THE OBLIGATIONS.

         Section 7.14 GOVERNING LAW. THIS INSTRUMENT AND ALL MATTERS ARISING UNDER OR GROWING OUT HEREOF SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS, AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT THE LAW OF THE STATE OF NEVADA SHALL GOVERN WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THIS INSTRUMENT GRANTED HEREIN AS TO THAT PORTION OF THE COLLATERAL LOCATED IN THE STATE OF NEVADA. EXCEPT AS TO THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED HEREBY, DEBTORS AND SECURED PARTY AGREE THAT THE TRANSACTIONS PROVIDED FOR HEREIN BEAR A REASONABLE RELATIONSHIP TO THE COMMONWEALTH OF MASSACHUSETTS AND THAT THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS GOVERNS (A) ISSUES RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN, INCLUDING THE VALIDITY AND ENFORCEABILITY OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT, AND (B) THE INTERPRETATION OR CONSTRUCTION OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT.

         Executed as of the date first above written.

                             DEBTORS:


                             FORELAND CORPORATION,
                                   a Nevada corporation

                             By:
                                    N. Thomas Steele, President

                             Tax I.D. No. 87-0422812


                             FORELAND REFINING CORPORATION,
                                   a Texas corporation

                             By:
                                         N. Thomas Steele, President

                             Tax I.D. No. 74-2881250


                             FORELAND ASSET CORPORATION,
                                   a Nevada corporation

                             By:
                                 N. Thomas Steele, President

                             Tax I.D. No. 84-1469802

                          ACKNOWLEDGMENT CERTIFICATES



STATE OF COLORADO                 )
                                       ) ss.
CITY AND COUNTY OF DENVER         )

    This instrument was acknowledged before me on August   , 1998, by N. THOMAS
STEELE, as President of FORELAND CORPORATION, a Nevada corporation.



                        Notary Public

My commission expires:

(NOTARIAL SEAL)


STATE OF COLORADO                 )
                                       ) ss.
CITY AND COUNTY OF DENVER         )

    This instrument was acknowledged before me on August   , 1998, by N. THOMAS
STEELE, as President of FORELAND REFINING CORPORATION, a Texas corporation.



                        Notary Public

My commission expires:

(NOTARIAL SEAL)

STATE OF COLORADO                 )
                                       ) ss.
CITY AND COUNTY OF DENVER         )

    This instrument was acknowledged before me on August   , 1998, by N. THOMAS
STEELE, as President of FORELAND ASSET CORPORATION, a Nevada corporation.



                        Notary Public

My commission expires:

(NOTARIAL SEAL)

                                  EXHIBIT "A"



                  Attached to and made a part of that certain
                                 Deed of Trust,
         Security Agreement, Assignment of Rents, Profits and Proceeds,
                    Financing Statement and Fixture Filing,
               dated as of August 10, 1998 (the "Deed of Trust"),

          from Foreland Corporation, Foreland Refining Corporation and
                     Foreland Asset Corporation, as Debtors,
             to First American Title Company of Nevada, as Trustee,
                         and to and for the benefit of
                           Energy Income Fund, L.P.,
                                as Secured Party


1. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Deed of Trust.

2. The Deed of Trust covers all right, title and interest of Debtors (whether now owned or hereafter acquired by operation of law or otherwise) in and to the land specifically described in this Exhibit "A" and the land described in or covered by the leases, rights-of-way and other documents and instruments described in this Exhibit "A" whether or not such land is specifically described in this Exhibit "A"; and nothing contained herein shall be deemed to limit or restrict the interests covered by the Deed of Trust or the liens and security interests created thereby.

3.  This Exhibit "A" consists of this page and 2 pages numbered A-1 through A-2.

                                 EXHIBIT "B"




                  Attached to and made a part of that certain
                                 Deed of Trust,
         Security Agreement, Assignment of Rents, Profits and Proceeds,
                    Financing Statement and Fixture Filing,
               dated as of August 10, 1998 (the "Deed of Trust"),

          from Foreland Corporation, Foreland Refining Corporation and
                     Foreland Asset Corporation, as Debtors,
             to First American Title Company of Nevada, as Trustee,
                         and to and for the benefit of
                           Energy Income Fund, L.P.,
                                as Secured Party

                                  CONTRACTS


1. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Deed of Trust.

2.  This Exhibit "B" consists of this page and 2 pages numbered B-1 through B-
    2.

                                 EXHIBIT "C"




                  Attached to and made a part of that certain
                                 Deed of Trust,
         Security Agreement, Assignment of Rents, Profits and Proceeds,
                    Financing Statement and Fixture Filing,
               dated as of August 10, 1998 (the "Deed of Trust"),

          from Foreland Corporation, Foreland Refining Corporation and
                     Foreland Asset Corporation, as Debtors,
             to First American Title Company of Nevada, as Trustee,
                         and to and for the benefit of
                           Energy Income Fund, L.P.,
                                as Secured Party

                                  EQUIPMENT



1. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Deed of Trust.

2.  This Exhibit "C" consists of this page and 5 pages numbered C-1 through C-5.

                                 EXHIBIT "D"




                  Attached to and made a part of that certain
                                 Deed of Trust,
         Security Agreement, Assignment of Rents, Profits and Proceeds,
                    Financing Statement and Fixture Filing,
               dated as of August 10, 1998 (the "Deed of Trust"),

            from Foreland Corporation, Foreland Refining Corporation
                   and Foreland Asset Corporation, as Debtors,
             to First American Title Company of Nevada, as Trustee,
                         and to and for the benefit of
                           Energy Income Fund, L.P.,
                                as Secured Party

                                   PERMITS



1. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Deed of Trust.

2.  This Exhibit "D" consists of this page and 2 pages numbered D-1 through D-2.